Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 Tel 804 • 788 • 8200 Fax 804 • 788 • 8218
File No: 61054.000010
April 17, 2017

Penn Virginia Corporation

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77079

Penn Virginia Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), for the purpose of providing this opinion in connection with the preparation and filing by (i) the Company, (ii) Penn Virginia Holding Corp., a Delaware corporation (“PVH”), (iii) Penn Virginia Resource Holdings Corp., a Delaware corporation (“PVRH”), (iv) Penn Virginia Oil & Gas Corporation, a Virginia corporation (the “Virginia Guarantor”), (v) Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company (“PVOG”), (vi) Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company (“PVOL”), (vii) Penn Virginia Oil & Gas, L.P., a Texas limited partnership (“PVOT”), (viii) Penn Virginia MC Corporation, a Delaware corporation (“PVMC”), (ix) Penn Virginia MC Energy L.L.C., a Delaware limited liability company (“PVME”), (x) Penn Virginia MC Gathering Company L.L.C., an Oklahoma limited liability company (“PVMG”) and (xi) Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company (“PVMO” and, collectively with PVH, PVRH, the Virginia Guarantor, PVOG, PVOL, PVOT, PVMC, PVME and PVMG, the “Subsidiary Guarantors”), of a Registration Statement on Form S-3 (Registration No. 333-216756) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and the proposed issuance and sale from time to time of up to $600,000,000 aggregate offering price of (i) common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) unsecured debt securities of the Company, which may be senior or subordinated and which may be guaranteed by one or more of the Subsidiary Guarantors (the “Debt Securities”), and (iv) guarantees by one or more of the Subsidiary Guarantors of the Debt Securities (the “Guarantees”). The Debt Securities and the Guarantees will be issued pursuant to one or

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES

McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON

www.hunton.com

Penn Virginia Corporation

April 17, 2017

more indentures to be entered into between the Company, the Subsidiary Guarantor and the trustee thereunder (each, an “Indenture”). The Common Stock, Preferred Stock, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and the Virginia Guarantor, certificates of public officials and officers of the Company and the Virginia Guarantor and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Second Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company, each as amended through the date hereof, (ii) the Articles of Incorporation and the Bylaws of the Virginia Guarantor, each as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions adopted by the Board of Directors of the Company on March 14, 2017, (v) resolutions adopted by the Board of Directors of the Virginia Guarantor on March 15, 2017 and (vi) certificates issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on the date hereof, to the effect that each of the Company and the Virginia Guarantor is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the Virginia Guarantor).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents furnished to us by the Company, the certificates and other comparable documents of officers and representatives of the Company and the Virginia Guarantor and certificates of public officials, without independent verification of their accuracy.

Penn Virginia Corporation

April 17, 2017

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. Each of the Company and the Virginia Guarantor is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. With respect to any Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to authorize and approve the issuance of the Common Stock from the then authorized number of shares of Common Stock available and (b) the Common Stock has been duly issued by the Company and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Company Board, such Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Preferred Stock, when (a) the Company Board has taken all necessary corporate action to authorize and approve the issuance of any series of Preferred Stock from the then authorized number of shares of Preferred Stock available, (b) articles of amendment for the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and (c) the series of Preferred Stock has been duly issued by the Company and delivered to and paid for by the purchasers thereof in accordance with the definitive purchase, underwriting or similar agreement approved by the Company Board, such Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Debt Securities, the Company has the corporate power and authority to authorize the applicable Indenture and the issuance and

Penn Virginia Corporation

April 17, 2017

sale of the related Debt Securities and, when the Company Board has taken all necessary corporate action to authorize and approve the applicable Indenture and the issuance and sale of the related Debt Securities, the Company will have the corporate power and authority to execute and deliver the applicable Indenture and to execute, issue and deliver the related Debt Securities.

5. With respect to any Guarantee by the Virginia Guarantor, the Virginia Guarantor has the corporate power and authority to authorize the applicable Indenture (or other document evidencing such Guarantee) and the issuance and sale of such Guarantee and, when the Board of Directors of the Virginia Guarantor or a duly constituted and acting committee thereof has taken all necessary corporate action to authorize and approve the applicable Indenture (or other document evidencing such Guarantee) and the issuance and sale of such Guarantee, the Virginia Guarantor will have the corporate power and authority to execute and deliver the applicable Indenture (or other document evidencing such Guarantee) and to execute, issue and deliver such Guarantee.

For purposes of the opinions set forth above, we have also assumed that each of the Company and the Virginia Guarantor will be validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia at the time of authorization and issuance of the applicable Security.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton & Williams LLP